EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

LUX DIGITAL PICTURES INC.

Pursuant to Section 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Lux Digital Pictures Inc., a Nevada corporation (the "Company"), does hereby certify that:

The Quarterly Report of Form 10-Q for the quarter ended February 29, 2012 (the "Form 10-Q") of  the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2012

/s/ INGO JUCHT
INGO JUCHT
Principal Executive Officer
and Principal Financial Officer